                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              GENERAL MAGIC, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              [GENERAL MAGIC LOGO]

                             420 NORTH MARY AVENUE
                          SUNNYVALE, CALIFORNIA 94086

                                                                    MAY 30, 2000

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of GENERAL MAGIC, INC. on June 22, 2000, at The Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California at 2:00 p.m., Pacific Daylight Savings Time.

     The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is a copy of the 1999 GENERAL MAGIC, INC. Annual Report, which includes audited financial statements and certain other information.

     It is important that you take this opportunity to participate in the affairs of GENERAL MAGIC, INC. by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does not deprive you of your right to attend the meeting and vote your shares in person.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Steven Markman
                                          Steven Markman
                                          Chairman, Chief Executive Officer
                                          and President

                              [GENERAL MAGIC LOGO]

                             420 NORTH MARY AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 22, 2000

Dear Stockholder:

     You are invited to attend the Annual Meeting of Stockholders of General Magic, Inc. (the "Company"), which will be held on June 22, 2000, at 2:00 p.m. Pacific Daylight Savings Time at The Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California, for the following purposes:

        1. To elect six (6) directors of the Company, consisting of five (5) Common Stock Directors and one (1) Series G Director, to hold office until the 2001 Annual Meeting and until their successors are elected and qualified.

        2. To approve the amendment of the Company's Amended Certificate of Incorporation to increase the number of authorized shares of Common Stock thereunder from 100,000,000 shares to 150,000,000 shares.

        3. To approve the adoption of the General Magic, Inc. 2000 Stock Option Plan (the "Plan") and to authorize the reservation of 2,550,000 shares of Common Stock for issuance under the Plan.

        4. To approve the issuance of those shares of the Company's Common Stock (or securities convertible into Common Stock) equal to 20% or more of the outstanding Common Stock or voting power before the issuance of the Series G Convertible Preferred Stock upon (i) the conversion of the Company's Series G Convertible Preferred Stock and (ii) the exercise of a warrant for the purchase of shares of the Company's Series G Convertible Preferred Stock.

        5. To ratify the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000.

        6. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on May 10, 2000 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal executive offices of the Company.

                                          By Order of the Board of Directors,

                                          /s/ MARY E. DOYLE
                                          MARY E. DOYLE
                                          Secretary
Sunnyvale, California
May 30, 2000

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY PRIOR TO THE TIME IT IS VOTED BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                              GENERAL MAGIC, INC.
                             420 NORTH MARY AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited by the Board of Directors of General Magic, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held June 22, 2000, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is May 30, 2000, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                              GENERAL INFORMATION

     Annual Report. An annual report for the year ended December 31, 1999 is enclosed with this Proxy Statement.

     Voting Securities. Only stockholders of record as of the close of business on May 10, 2000 will be entitled to vote at the meeting and any adjournment
thereof. As of that date, there were [          ] shares of common stock of the
Company, par value $0.001 per share (the "Common Stock"), issued and outstanding; 50,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), issued and outstanding (with voting power of 3,629,000 shares of Common Stock), 399 shares of Series D Convertible Preferred Stock, par value $0.001 (the "Series D Preferred Stock"), issued and outstanding, 350 shares of Series E Convertible Preferred Stock, par value $0.001 per share (the "Series E Preferred Stock"), issued and outstanding, 525 shares of Series F Convertible Preferred Stock, par value $0.001 per share (the "Series F Preferred Stock"), issued and outstanding, 1,500 shares of Series G Convertible Preferred Stock, par value $0.001 (the "Series G Preferred Stock"), issued and outstanding (with voting power of 8,907,363 shares of Common Stock) and 2,200 shares of Series H Preferred Stock, par value $0.001 per share (the "Series H Preferred Stock"), issued and outstanding.

     Holders of Common Stock, the Series A Preferred Stock and the Series G Preferred Stock, voting together as a single class, have the right to elect five
(5) directors to the Board of Directors (the "Common Stock Directors"). The Common Stock Directors will be elected by a plurality of the votes of the shares of Common Stock, the Series A Preferred Stock and the Series G Preferred Stock present in person or represented by proxy at this meeting. A majority of the shares of Common Stock, Series A Preferred Stock (on an as-if-converted basis) and Series G Preferred Stock (on an as-if-converted basis) represented in person or by proxy at the Meeting will constitute a quorum for the purposes of electing the Common Stock Directors. The holder of the Series G Preferred Stock, voting as a separate class, has the exclusive right to elect one (1) member of the Company's Board of Directors (the "Series G Director"). The Series G Director will be elected by a plurality of the votes of the shares of Series G Preferred Stock present in person or represented by proxy at this meeting. A majority of the shares of Series G Preferred Stock present in person or represented by proxy at this meeting will constitute a quorum for the purposes of electing the Series G Director.

     The Common Stock, the Series A Preferred Stock and the Series G Preferred Stock will vote as a single class on all other matters to be voted on at this
meeting, and total [          ] shares of voting stock outstanding as of the
record date. The holders of the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series H Preferred Stock have no voting rights with respect to any matter to be voted on at this meeting.

     Stockholders may vote in person or by proxy. Except as otherwise set forth herein, each holder of Common Stock is entitled to one vote for each share of stock held as of the record date on each proposal presented in this Proxy Statement, the holder of the Series A Preferred Stock is entitled to 3,629,000 votes with respect to the 50,000 shares of Series A Preferred Stock held by it as of the record date on each proposal presented in this Proxy Statement, and the holder of the Series G Preferred Stock is entitled to 8,907,363 votes with respect to the 1,500 shares of Series G Preferred Stock held by it as of the record date on each proposal presented in this Proxy Statement. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

     Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. The Company has retained MacKenzie Partners to assist in the solicitation of proxies for a fee not to exceed $5,000, plus customary out-of-pocket expenses. In addition, the Company will solicit stockholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons. The Company will reimburse such persons for their reasonable out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

     Voting Procedures. Your vote is important. Because many stockholders cannot personally attend the meeting, it is necessary that a large number be represented by proxy. All shares represented by a valid proxy received before the meeting will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. You may revoke your proxy at any time before it is actually voted at the Annual Meeting of Stockholders by delivering a written notice of revocation to the Secretary of the Company at the Company's principal office, 420 North Mary Avenue, Sunnyvale, California 94086, or by submitting a later-dated proxy, or by attending the meeting and withdrawing the proxy. You may also be represented by another person present at the meeting by executing a proxy designating such person to act on your behalf.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting of Stockholders, a board of six (6) directors, consisting of five Common Stock Directors and one Series G Director, will be elected by the stockholders. The nominees for election to the Board of Directors at the Annual Meeting of Stockholders as Common Stock Directors are Steven Markman, Elizabeth A. Fetter, Philip D. Knell, Tom D. Seip and Susan G. Swenson. Michael E. Kalogris, Roel Pieper, Ph.D., and Dennis F. Strigl served on the Board of Directors during fiscal 1999 but are not standing for reelection. The nominee for election to the Board of Directors at the Annual Meeting of Stockholders as the Series G Director is Chester A. Huber, Jr. See "Certain Relationships and Related Transactions" for a description of the transaction pursuant to which the holder of Series G Preferred Stock is entitled to elect a director.

     If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2001 and until their successors are elected and qualified. If any nominee, other than the Series G Director, declines to serve or becomes unavailable to serve for any reason, or if another vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as management may designate. If the Series G nominee for any reason is unable to serve or for good cause will not serve, the proxies entitled to vote for such nominee may be voted for a substitute nominee designated by General Motors Corporation.

     The table below sets forth, for persons who are nominees for election to the Board of Directors at this meeting, certain information with respect to age and background.

     COMMON STOCK DIRECTORS            POSITION WITH THE COMPANY       AGE    DIRECTOR SINCE
     ----------------------            -------------------------       ---    --------------
Steven Markman, Ph.D.              Chairman, Chief Executive Officer,  54          1996
                                   President and Director
Elizabeth A. Fetter                Director                            41          2000
Philip D. Knell                    Director                            55          1998
Tom D. Seip                        Director                            50          2000
Susan G. Swenson                   Director                            52          1997

        SERIES G DIRECTOR              POSITION WITH THE COMPANY       AGE    DIRECTOR SINCE
        -----------------              -------------------------       ---    --------------
Chester A. Huber, Jr.              Director                            45          1999

     Steven Markman joined the Company as Chairman, Chief Executive Officer and President in September 1996. Prior to joining the Company, Dr. Markman served Novell, Inc. as Executive Vice President and General Manager of the Products Group from January 1996 to September 1996, and as the Executive Vice President and General Manager of the Information Access and Management Group from August 1994 until January 1996. Dr. Markman holds a B.S. and a M.S. in Electrical Engineering and Electrophysics, respectively, from the Polytechnic Institute of Brooklyn. He also received a Ph.D. in Electrophysics from the Polytechnic Institute of New York.

     Elizabeth A. Fetter has served as a director of the Company since January of 2000. Ms. Fetter has been President of NorthPoint Communications Group, Inc. since March 1999, and was named Chief Executive Officer in March 2000. Ms. Fetter was also Chief Operating Officer of NorthPoint Communications Group, Inc. from March 1999 to March 2000. From January 1998 until March of 1999, Ms. Fetter was Vice President and General Manager of the Consumer Services Group of US WEST. During 1997, Ms. Fetter served as Vice President and General Manager of Operator and Director Services for SBC Communications, Inc., and from March 1991 to October 1997, Ms. Fetter served in various executive positions at Pacific Bell, including most recently as President of the Industry Markets Group. Ms. Fetter is also a director of Andrew Corporation, Datum Inc., and NorthPoint Communications Group, Inc.

     Chester A. Huber, Jr. has served as a director of the Company since December 1999. Mr. Huber was named President of OnStar Corporation in December of 1999, and was General Manager of the OnStar Division of General Motors Corporation from June of 1995 until December of 1999. Prior to becoming General Manager of the OnStar Division, Mr. Huber held a variety of engineering, operations and marketing positions spanning a 27-year career with General Motors.

     Philip D. Knell has served as a director of the Company since June 1998. Mr. Knell has been President and General Manager of MCI WorldCom Conferencing since September 1998, and was President and General Manager of the networkMCI Conferencing division of MCI Communications Corporation from July 1995 to September 1998. From December 1992 through June 1995, Mr. Knell was President and Chief Executive Officer of Darome Teleconferencing, Inc.

     Tom D. Seip has served as a director of the Company since April 2000. Mr. Seip has served as General Partner of Seip Investments LP since January 1998. From January 1983 to June 1998, he was employed by Charles Schwab & Co. in various capacities. Mr. Seip served as Chief Executive Officer of Charles Schwab Investment Management, Inc. and as Trustee of the Schwab Family of Funds and Schwab Investments, and was a member of the Charles Schwab Management Committee from July 1992 to June 1998.

     Susan G. Swenson has served as a director of the Company since August 1997. Ms. Swenson has been President and Chief Operating Officer of Leap Wireless International, Inc. since July of 1999. Ms. Swenson was President and Chief Executive Officer of Cellular One from March 1994 to July 1999. Ms. Swenson is also a director of Leap Wireless International, Inc., Wells Fargo & Company and Palm, Inc.

BOARD OF DIRECTORS' COMMITTEES AND MEETINGS

     During the year ended December 31, 1999, the Board of Directors held twelve
(12) meetings. Each incumbent director attended at least 75% of the aggregate of such meetings of the Board of Directors and any committee of the Board of Directors on which he or she served, except Roel Pieper, who resigned from the Board of Directors in January 2000.

     The Company has a Nominating Committee, an Audit Committee and a Compensation Committee.

     The Nominating Committee's function is to identify and recommend from time to time candidates for nomination for election as directors of the Company. The members of the Nominating Committee at the end of fiscal 1999 were Messrs. Markman (ex officio), Kalogris and Pieper and Ms. Swenson. The members of the Nominating Committee as of January 26, 2000 are Messrs. Markman (ex officio), Huber and Knell and Ms. Swenson. During the year ended December 31, 1999, the Nominating Committee did not meet formally. Stockholders may nominate one or more persons for election as directors at a meeting only if timely notice of such nomination(s) has been given in writing to the Secretary of the Company in accordance with the Company's bylaws. Nominations of directors by stockholders intended to be presented at the next annual meeting of stockholders of the Company must be received by the Company at its offices at 420 North Mary Avenue, Sunnyvale, California 94086 no later than January 29, 2001.

     The Audit Committee's function is to review with the Company's independent auditors and management the annual financial statements and independent auditors' opinion, review the scope and results of the examination of the Company's financial statements by the independent auditors, approve all professional services and related fees of the independent auditors, recommend the retention of the independent auditors to the Board of Directors, subject to ratification by the stockholders, and periodically review the Company's accounting policies and internal accounting and financial controls. The members of the Audit Committee during fiscal 1999 were Messrs. Kalogris and Strigl. The members of the Audit Committee as of January 26, 2000 are Mr. Strigl, Ms. Fetter and Ms. Swenson. During the year ended December 31, 1999, the Audit Committee held one (1) meeting.

     The Compensation Committee's function is to review and approve compensation levels and stock option grants for employees of the Company, as well as specific compensation for all executive officers of the Company. The members of the Compensation Committee at the end of fiscal 1999 were and as of January 26, 2000 are Mr. Knell and Ms. Swenson. During the year ended December 31, 1999, the Compensation Committee held eight (8) meetings. For additional information concerning the Compensation Committee, see "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION."

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     If a quorum is present, the five (5) nominees for Common Stock Directors receiving the highest number of votes by the holders of Common Stock, the Series A Preferred Stock and the Series G Preferred Stock voting as a single class (on an as-if-converted basis with respect to the Series A Preferred Stock and the Series G Preferred Stock) will be elected as Common Stock Directors, and the one
(1) nominee for Series G Director receiving the majority of the votes by the holder of the Series G Preferred Stock will be elected as the Series G Director. Abstentions and shares held by brokers that are present but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining whether a quorum is present, but will have no effect on the outcome of the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2

       AMENDMENT OF AMENDED CERTIFICATE OF INCORPORATION TO INCREASE THE
                  NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     At the Annual Meeting, the stockholders will be asked to approve an amendment of the Company's Amended Certificate of Incorporation ("Certificate of Incorporation") to increase the number of authorized shares of the Company's Common Stock from 100,000,000 to 150,000,000 shares.

BACKGROUND

     The Company may only issue shares of Common Stock authorized for issuance under its Certificate of Incorporation. The Certificate of Incorporation currently authorizes the issuance by the Company of up to 100,000,000 shares of Common Stock, par value $0.001 per share. As of April 20, 2000, 51,295,488 shares of the Company's Common Stock were issued and outstanding, and 37,930,225 unissued shares of the Company's Common Stock were issuable and reserved for issuance in connection with (i) purchases of shares of Common Stock under the Company's equity compensation plans; (ii) the conversion of the Company's Series A Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock; and
(iii) the exercise of outstanding warrants to purchase shares of Common Stock. An additional 6,962,513 shares were reserved pursuant to provisions of agreements governing issuance of the Company's Series D and Series F Preferred Stock and of warrants issued in connection with the Series B, Series C and Series D Preferred Stock that require the Company to reserve a multiple of the shares of Common Stock issuable upon conversion of the preferred stock or exercise of the warrants. Consequently, there were 3,811,774 remaining unissued and unreserved shares of Common Stock as of April 20, 2000. In order to assure that sufficient shares of Common Stock will be available for future issuance by the Company, on April 14, 2000, the Board of Directors approved, subject to stockholder approval, an amendment of the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 100,000,000 to 150,000,000.

     The additional shares of Common Stock to be authorized pursuant to the proposed amendment will have a par value of $0.001 per share and be of the same class of Common Stock as is currently authorized under the Company's Certificate of Incorporation.

     A copy of the proposed amendment to the Certificate of Incorporation for which stockholder approval is sought is attached hereto as Appendix A.

PURPOSE AND EFFECT OF THE AMENDMENT

     The principal purpose of the proposed amendment to the Certificate of Incorporation is to authorize additional shares of Common Stock which will be available in the event the Board of Directors determines that the issuance of additional shares of Common Stock is necessary or appropriate to raise additional capital through the sale of Common Stock or equity securities convertible into Common Stock, to acquire another company or its business or assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and directors or to pursue other business opportunities. The Board of Directors believes that the availability of additional shares is particularly important to ensure that, if necessary or advisable, the Company may draw down under the equity line of credit established under the Common Stock Investment Agreement dated as of July 30, 1999, with Cripple Creek Securities, LLC. The Board of Directors further believes that the availability of additional shares is necessary to ensure that the Company can continue to attract, motivate and retain employees and directors by providing the Company with the ability to grant equity incentives to them. Other important uses of additional authorized shares of Common Stock may include strategic partnering and acquisition transactions which the Company otherwise would be unable to pursue without the need to expend the time and resources to first seek stockholder approval of an increase in its authorized capital stock.

     The Company has no present agreement, arrangement or intention to issue any of the shares for which approval is sought. Accordingly, the increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the percentage equity ownership of existing stockholders and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights.

     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. The Board of Directors is not currently aware of any attempt to take over or acquire the Company, and the proposed amendment to increase the authorized Common Stock is not prompted by any specific takeover effort or threat currently known to management. Nevertheless, shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and/or book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the shares of the Company's Common Stock, Series A Preferred Stock and Series G Preferred Stock entitled to notice of, and to vote at, the Annual Meeting of Stockholders (voting as a single class, on an as-if-converted basis with respect to the Series A Preferred Stock and the Series G Preferred Stock) is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum, but will each be counted as a "NO" vote for purposes of determining whether this proposal has been approved.

     The Board of Directors believes that approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock is in the best interests of the stockholders and the Company for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 150,000,000.

                                 PROPOSAL NO. 3

    ADOPTION OF A NEW STOCK OPTION PLAN AND AUTHORIZATION OF RESERVATION OF
               SHARES OF COMMON STOCK FOR ISSUANCE UNDER THE PLAN

     At the Annual Meeting, the stockholders will be asked to adopt the Company's 2000 Stock Option Plan (the "Option Plan") and to authorize the reservation of 2,550,000 shares of Common Stock for issuance under the Option Plan.

BACKGROUND

     The Board of Directors adopted the 1990 Stock Option Plan (the "1990 Plan") in August 1990, and the stockholders approved the 1990 Plan in July 1991. The 1990 Plan will terminate automatically in August 2000. The termination of the 1990 Plan will have no effect on the options that have been granted thereunder. However, following the termination of the 1990 Plan, no new stock options may be granted under it.

     Upon the automatic termination of the 1990 Plan in August 2000, the Company will have no plan for granting incentive stock options to its employees. The Board of Directors believes that the Company's stock option program is an important factor in recruiting, rewarding and retaining the high caliber employees, directors (including non-employee directors) and consultants of the Company and its affiliates essential to the Company's success and in aligning those individuals' long-term interests with those of the stockholders. In view of the intense competition in the technology industry for highly qualified personnel, the Board of

Directors believes that to attract and retain the best candidates, the Company must offer a competitive stock option program as a core component of its compensation package. In addition, stock options serve an important role in motivating employees, directors and consultants to strive for the success of the Company and its affiliates. Therefore, on April 14, 2000, the Board of Directors adopted the Company's 2000 Stock Option Plan (the "Option Plan"), subject to stockholder approval, and approved the reservation of 2,550,000 shares of Common Stock for issuance under the Option Plan, effective upon stockholder approval of this Proposal No. 3 and Proposal No. 2.

SUMMARY OF THE OPTION PLAN

     The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon request.

     General. The Option Plan provides for the grant of incentive stock options and nonstatutory stock options. Incentive stock options granted under the Option Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Option Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" below for a discussion of the tax treatment of options.

     Administration. The Board of Directors administers the Option Plan. Subject to the provisions of the Option Plan, the Board of Directors has the power to construe and interpret the Option Plan and to determine the persons to whom and the dates on which options will be granted, the number of shares of Common Stock to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option.

     The Board of Directors has the power to delegate administration of the Option Plan to a committee composed of one or more members of the Board of Directors, including a committee consisting solely of non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors has delegated administration of the Option Plan to the Compensation Committee of the Board of Directors. As used hereinafter with respect to the Option Plan, the "Board of Directors" refers to any committee the Board of Directors appoints, as well as to the Board of Directors itself.

     Eligibility. The Company may only grant incentive stock options under the Option Plan to officers and other employees of the Company and its affiliates. The Company may, however, grant nonstatutory stock options under the Option Plan to employees (including officers), directors and consultants of both the Company and its affiliates, as well as to non-employee directors of the Company. As of March 31, 2000, a total of approximately 126 employees (including five executive officers), as well as five non-employee directors, satisfied the eligibility requirements for participation in the Option Plan.

     The Company may not grant an incentive stock option under the Option Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Option Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

     Stock Subject to the Plan. Subject to approval of this proposal and Proposal No. 2, an aggregate of 2,550,000 shares of Common Stock is reserved for issuance under the Option Plan. If options granted under the Option Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such options will again become available for issuance under the Option Plan.

     Terms of the Options. The following is a description of the terms of the options permitted under the Option Plan. Individual option grants may be more restrictive as to any or all of the terms described below.

     Each option granted under the Option Plan must be evidenced by a written agreement between the Company and the optionee that specifies the number of shares subject to the option and the other terms and conditions of the option and that is consistent with the requirements of the Option Plan. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 50% of the fair market value of the stock on the date of grant, and, in the case of officers or directors of the Company, may not be less than 85% of such fair market value. If options are granted with exercise prices below such fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." As of March 31, 2000, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $8.938 per share.

     The exercise price of options granted under the Option Plan must be paid either in cash at the time the option is exercised, or, at the discretion of the Board of Directors, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board of Directors.

     Options granted under the Option Plan become vested and exercisable at such times and subject to such conditions as determined by the Board of Directors. The Board of Directors has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Option Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by (i) authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, (ii) delivering already-owned Common Stock of the Company, or (iii) a combination of these means.

     The maximum term of options under the Option Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Option Plan generally terminate three months after termination of the participant's service unless (i) such termination is due to the participant's disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death.

     A participant's option agreement may provide that if the exercise of the option following the termination of the participant's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant's service during which the exercise of the option would not be in violation of such registration requirements.

     Restrictions on Transfer. The participant may not transfer an incentive stock option other than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board of Directors may grant nonstatutory stock options that are transferable. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board of Directors deems appropriate.

     Adjustment Provisions. Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the nature, class and number of shares of securities subject to the Option Plan and outstanding options. To prevent dilution to the participants in that event, the Option Plan will be appropriately adjusted as to the nature, class and the maximum number of shares of securities subject to the Option Plan, and outstanding options will be adjusted as to the class, number of shares and price per share of securities subject to such options.

     Effect of Certain Corporate Events. The Option Plan provides that, in the event of a dissolution, liquidation or sale, lease or other disposition of all or substantially all of the assets of the Company, specified types of merger, or other corporate reorganization ("change in control"), any surviving corporation may either assume or continue options outstanding under the Option Plan or substitute similar options for those outstanding under the Option Plan. If any surviving corporation declines to assume or continue options outstanding under the Option Plan, or to substitute similar options, then, with respect to participants whose service has not terminated, the vesting and the time during which such options may be exercised will be accelerated. An outstanding option, the vesting of which has been accelerated, will terminate if the participant does not exercise it on or before a change in control. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

     Duration, Amendment and Termination. The Board of Directors may suspend or terminate the Option Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Option Plan will terminate on April 13, 2010.

     The Board of Directors also may amend the Option Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board of Directors if the amendment would: (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Option Plan to satisfy Section 422 of the
Code), (ii) increase the number of shares reserved for issuance upon exercise of options, or (iii) change any other provision of the Option Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board of Directors may submit any other amendment to the Option Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION.

     Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Incentive Stock Options. Incentive stock options under the Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

     If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss. Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

     To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. There are no tax consequences to the participant or the Company by reason of the grant of a nonstatutory stock option. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

     Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be a long-term or short-term capital gain depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to
Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to the covered employee exceeds $1 million. It is possible that compensation attributable to options, when combined with all other types of compensation received by a covered employee from the Company, may exceed this limitation in any particular year.

NEW PLAN BENEFITS

     No stock options have been granted at any time under the Option Plan to (i) the Company's Chief Executive Officer and its four other most highly compensated executive officers as of December 31, 1999, (ii) the other executive officers,
(iii) the non-executive officer employees, or (iv) the non-employee directors. Future grants under the Option Plan will be made at the discretion of the Board of Directors, and, accordingly, are not yet determinable. In addition, benefits under the Option Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates, and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the Option Plan.

OTHER EQUITY COMPENSATION PLANS

     1990 Stock Option Plan. As set forth above in the "Background" section, the Company's 1990 Plan will terminate automatically in August 2000. The termination of the 1990 Plan will have no effect on the options that have been previously granted. However, following the termination of the 1990 Plan, no new stock options may be granted under it. The Board has adopted the Option Plan as a replacement for the 1990 Plan.

     Employees (including officers) of the Company are eligible to receive incentive stock options or nonstatutory stock options under the 1990 Plan. Consultants are eligible to receive only nonstatutory stock options under the 1990 Plan. Non-employee directors are not eligible to receive stock options under the 1990 Plan. The 1990 Plan is administered by the Board of Directors unless it has delegated the administration of the 1990 Plan to a committee of the Board of Directors.

     In the event of a transfer of control of the ownership of the Company, the Board of Directors may arrange with the surviving, continuing, successor or purchasing corporation either to assume the Company's rights and obligations under the outstanding stock option agreements or substitute similar options for an acquiring corporation's stock. Any options which are neither assumed or substituted for by the acquiring corporation nor exercised as of the date of the transfer of control shall terminate as of the effective date of the transfer of control.

     As of March 31, 2000, the Company had issued 5,456,203 shares of Common Stock upon the exercise of options under the 1990 Plan; options to purchase 6,138,023 shares of Common Stock at a weighted average exercise price of $4.7501 were outstanding; and options to purchase 1,275,774 shares of Common Stock were available for grant.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the shares of the Company's Common Stock, Series A Preferred Stock and Series G Preferred Stock (voting as a single class, on an as-if-converted basis with respect to the Series A Preferred Stock and the Series G Preferred Stock) present in person or represented by proxy and entitled to vote at the Annual Meeting of Stockholders at which a quorum is present is required to approve this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will each have the effect of a "NO" vote, but broker non-votes will have no effect on the outcome of the proposal.

     The Board of Directors believes that the Option Plan is in the Company's best interests since it will facilitate the Company's ability to attract, motivate and retain employees while aligning their interests with those of the stockholders. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ADOPTION OF THE OPTION PLAN AND AUTHORIZATION OF RESERVATION OF 2,550,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER THE OPTION PLAN.

                                 PROPOSAL NO. 4

APPROVAL OF THE ISSUANCE OF COMMON STOCK (OR SECURITIES CONVERTIBLE INTO COMMON
   STOCK) UPON CONVERSION OF SERIES G PREFERRED STOCK AND EXERCISE OF WARRANT

     At the Annual Meeting, the stockholders will be asked to approve the issuance of those shares of the Company's Common Stock (or securities convertible into Common Stock) equal to 20% or more of the outstanding Common Stock or voting power before the issuance of the Series G Preferred Stock upon
(i) the conversion of the Company's Series G Preferred Stock and (ii) the exercise of a warrant for the purchase of shares of the Company's Series G Preferred Stock.

BACKGROUND

     On November 9, 1999, for consideration totaling $20.0 million, the Company entered into a Development and License Agreement with General Motors Corporation, by and through its OnStar Division ("General Motors") together with a Series G Preferred Stock and Warrant Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which General Motors purchased (i) 1,500 shares of the Company's Series G Preferred Stock, par value $.001 per share and (ii) a warrant (the "Warrant") to purchase up to an additional 500 shares of Series G Preferred Stock (the "Series G Transaction"). The Certificate of Designations, Preferences and Rights of Series G Convertible Preferred Stock prescribes the rights, preferences, privileges and limitations of the Series G Preferred Stock (the "Certificate of Designations"). The following description of the material terms of the Stock Purchase Agreement, the Certificate of Designations and the other agreements and instruments executed in connection with the Series G Transaction is not intended to be a complete description and is qualified in its entirety by those instruments and agreements, copies of which are attached as exhibits to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2000.

     The Board of Directors authorized the sale of the Series G Preferred Stock and Warrant for general corporate purposes.

SUMMARY TERMS OF THE SERIES G PREFERRED STOCK

     The Series G Preferred Stock and Warrant were issued in connection with a privately placed equity financing to General Motors, pursuant to the Stock Purchase Agreement.

     Dividends. The holders of Series G Preferred Stock are entitled to receive, when, if and as declared by the Board of Directors, noncumulative cash dividends at the rate of 7% of $10,000 per annum on each outstanding share of Series G Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares).

     Conversion Rights. Subject to the provisions of the Letter Agreement (as described below), each share of Series G Preferred Stock is convertible, at the option of a holder thereof, into that number of shares of the Company's Common Stock obtained by dividing $10,000 by the then applicable Series G Preferred Conversion Price (currently $1.684). The Series G Preferred Conversion Price is subject to adjustment in the event of stock dividends, combinations, splits, reclassifications, exchanges, recapitalizations, capital reorganizations, and the like with respect to such shares. In addition, upon the consent of the holders of at least fifty percent of the Series G Preferred Stock then outstanding, all outstanding shares of the Series G Preferred Stock will be converted into shares of Common Stock automatically and without any further action by the holders of such shares, subject to the provisions of the Letter Agreement (as described below).

     Liquidation Rights. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the Certificate of Designations entitles the holders of Series G Preferred Stock to be paid out of the assets of the Company an amount per share of Series G Preferred Stock equal to $10,000 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus any declared and unpaid dividends, for each share of Series G Preferred Stock held in preference to the holders of the Company's Common Stock.

     The following events are considered a liquidation of the Company:

     - any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than a majority of the Company's voting power immediately after such consolidation, merger or reorganization; or

     - a sale of all or substantially all of the assets of the Company.

     Voting Rights. The holders of Series G Preferred Stock are entitled to vote together with the Common Stock as though part of that class and are entitled to vote on all matters the number of votes equal to the largest number of whole shares of Common Stock into which the holder's shares of Series G Preferred Stock may be converted. The holders of Series G Preferred Stock are entitled to vote as a separate class (i) on any matter as to which such class would be entitled to vote under applicable law, (ii) on any matter proposing to change any provision of the Certificate of Designations or the Company's Certificate of Incorporation if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the holders of the Series G Preferred Stock, unless all series of preferred stock are so altered or changed and (iii) on any matter to increase or decrease the number of authorized shares of Series G Preferred Stock.

     Right to Elect a Member to the Board of Directors. The holders of the Series G Preferred Stock, voting as a separate class, have the right to elect one member of the Company's Board of Directors. This right expires on the earlier of (i) the date upon which less than 600 shares (as adjusted for stock splits, recombinations, reclassifications and the like) of Series G Preferred Stock are outstanding, (ii) the date upon which General Motors and its Affiliates own less than a majority of the outstanding shares of Series G Preferred Stock (as adjusted for stock splits, recombinations, reclassifications and the like), and (iii) the date of consummation of an Acquisition or Asset Transfer, as those terms are defined in the Certificate of Designations.

     Warrant. The Warrant is exercisable for 500 shares of Series G Preferred Stock at a current exercise price of $10,000 per share, has a term of three (3) years, and may be exercised for cash or on a cashless basis based on the net appreciated value of the underlying shares of Common Stock. The Warrant provides for anti-dilution protection related to certain issuances of Common Stock by the Company or for certain subdivisions or combinations of the Common Stock of the Company.

NASDAQ MARKET RULES AND THE EXCHANGE CAP

     The Series G Preferred Stock may be converted into shares of Common Stock of the Company (the "Conversion Shares") at a price per share less than the then prevailing market price for the Company's Common Stock. The issuance of the Conversion Shares may therefore be subject to the Marketplace Rules of the Nasdaq National Market requiring stockholder approval of the sale or issuance of certain discounted securities. Section 4460(i)(1)(D)(ii) of the Marketplace Rules requires stockholder approval of the sale or issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or 20% or more of the voting power outstanding before the issuance of the securities if the issuance is for less than the greater of book or market value of the common stock on the date such securities are issued (the "Exchange Cap").

     In order to comply with this requirement, General Motors agreed under a letter agreement (the "Letter Agreement") dated as of December 9, 1999, the closing date of the Series G Transaction (the "Series G Closing Date"), that it would not exercise or permit a transferee to exercise the right to convert shares of the Series G Preferred Stock into shares of the Company's Common Stock to the extent that the Conversion Shares would exceed 19.99% of the outstanding shares of the Company's Common Stock as of December 9, 1999, unless the Company obtains the approval of its stockholders as required by Rule 4460(i) and applicable regulations of Nasdaq for issuance of Common Stock (or securities convertible into or exercisable for Common Stock) in excess of the Exchange Cap. Furthermore, General Motors agreed not to exercise, nor to allow a transferee to exercise, the Warrant until the Company obtains such stockholder approval. As of December 9, 1999, the Series G Closing Date, there were 41,928,230 shares of the Company's Common Stock outstanding, 20% of which is 8,385,646, and voting power of 45,557,230 shares of Common Stock (including the Series A Preferred on an as-if-converted basis), 20% of which is 9,111,446 shares. Under the Letter Agreement, the Series G Preferred Stock (which as of March 31, 2000 is convertible into 8,907,363 shares of Common Stock) cannot be converted into more than 8,381,453 shares of Common Stock without the prior approval of the stockholders of the Company. In addition, under the Letter Agreement, the Warrant (which, as of March 31, 2000 is exercisable for 500 shares of Series G Preferred Stock that in turn may be converted into 2,969,121 shares of Common Stock) may not be exercised without the prior approval of the stockholders of the Company.

     The Company is obligated under the Letter Agreement to seek stockholder approval of the right of the Company to issue Conversion Shares in excess of the Exchange Cap and to permit exercise of the Warrant. The Company is seeking stockholder approval in this proposal. A vote in favor of this proposal is a vote in favor the Company's ability to issue shares of Common Stock (or securities convertible into Common Stock) in excess of the Exchange Cap:

     - upon conversion of the Series G Preferred Stock; and

     - upon exercise of the Warrant.

DILUTION

     The value of the Company's outstanding shares of Common Stock may be reduced by the issuance of additional shares of the Company's Common Stock upon conversion of the Series G Preferred Stock if the Series G Preferred Stock is converted at a price which is less than the market or book value of the outstanding shares of the Company's Common Stock prior to the issuance of the new shares. As described above, the Certificate of Designations provides for an initial Series G Preferred Conversion Price of $1.684 per share of Series G Preferred Stock. That is, each share of Series G Preferred Stock will initially yield that number of shares of the Company's Common Stock as is obtained by dividing the price of that share of Series G Preferred Stock, or $10,000, by $1.684. Hence, initially each share of Series G Preferred Stock is convertible into 5,938 shares of the Company's Common Stock. Any adjustment to the initial Series G Preferred Conversion Price in the case of any stock dividends, combinations, splits, recapitalizations and the like with respect to shares of the Company's Common Stock should not result in further dilution to the holders of the Company's Common Stock.

EFFECT OF FAILURE TO OBTAIN STOCKHOLDER APPROVAL

     Should the Company fail to obtain the approval of its stockholders, then the Company must either (i) pay to General Motors $7 million in cash, or (ii) pay to General Motors $3.5 million in cash and credit $3.5 million against amounts then owed or next owing by General Motors to the Company. The Company is entitled to choose which remedy it is to implement under the Letter Agreement.

     The Company believes that the failure to obtain stockholder approval for this proposal will likely have a material adverse effect on the Company's financial condition and/or result in increased dilution to the holders of Common Stock. Therefore, the Company believes that it is in the best interests of the Company and its stockholders to vote in favor of the proposal.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the shares of the Company's Common Stock, Series A Preferred Stock and Series G Preferred Stock (voting as a single class, on an as-if-converted basis with respect to the Series A Preferred Stock and the Series G Preferred Stock) present in person or represented by proxy and entitled to vote at the Annual Meeting of Stockholders at which a quorum is present is required to approve this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will each have the effect of a "NO" vote, but broker non-votes will have no effect on the outcome of the proposal.

     For the reasons set forth above, the Board of Directors believes that approval of the issuance of shares of Common Stock (or securities convertible into Common Stock) on conversion of the Series G Preferred Stock or upon the exercise of the Warrant in excess of the Exchange Cap is in the best interests of the stockholders and the Company. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK (OR SECURITIES CONVERTIBLE INTO COMMON STOCK) IN EXCESS OF THE EXCHANGE CAP.

                                 PROPOSAL NO. 5

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected KPMG LLP as its independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2000. KPMG LLP has acted in such capacity since its appointment during the fiscal year ended December 31, 1990. A representative of KPMG LLP is expected to be present at the Annual Meeting, will be provided with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the shares of the Company's Common Stock, Series A Preferred Stock and Series G Preferred Stock (voting as a single class, on an as-if-converted basis with respect to the Series A Preferred Stock and the Series G Preferred Stock) present in person or represented by proxy and entitled to vote at the Annual Meeting of Stockholders at which a quorum is present is required to approve this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock and Preferred Stock as of March 31, 2000 by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each current director of the Company, (iii) the Chief Executive Officer, the four other most highly compensated current executive officers of the Company whose salary and bonus for the year ended December 31, 1999 exceeded $100,000, and two former executive officers of the Company whose salary and bonus for the year ended December 31, 1999 exceeded $100,000 but who were not executive officers as of December 31, 1999 (the "Named Executive Officers") and (iv) all current executive officers and directors of the Company as a group.

                                           SHARES OF COMMON STOCK      SHARES OF PREFERRED STOCK
                                          BENEFICIALLY OWNED(2)(3)     BENEFICIALLY OWNED(2)(3)
                                          -------------------------    -------------------------
                                          NUMBER OF     PERCENTAGE     NUMBER OF     PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNERS(1)    SHARES       OF CLASS        SHARES       OF CLASS
----------------------------------------  ----------    -----------    ----------    -----------
5% STOCKHOLDERS
Microsoft Corporation..................   3,629,000(4)      5.7%        50,000          28.9%(6)
  One Microsoft Way, Bldg. #8
  North Office 2211
  Redmond, WA 98052
General Motors Corporation.............   8,907,363(5)     14.0%         1,500(5)       71.1%(6)
  888 West Big Beaver Avenue Suite 200
  Troy, MI 48084
OFFICERS AND DIRECTORS
Steven Markman, Ph.D.(7)...............   1,098,252         1.7             --            --
Mary E. Doyle(8).......................     307,292           *             --            --
Elizabeth A. Fetter....................          --           *             --            --
Linda A. Hayes(9)......................     274,273           *             --            --
Chester A. Huber, Jr...................          --           *             --            --
Philip D. Knell(10)....................      46,167           *             --            --
Rose M. Marcario.......................          --           *             --            --
James P. McCormick(11).................          --           *             --            --
Elena M. Morera(12)....................     173,959           *             --            --
Tom D. Seip............................          --           *             --            --
Dennis F. Strigl(13)...................      28,700           *             --            --
Kevin J. Surace(14)....................     135,624           *             --            --
Susan G. Swenson(15)...................      27,500           *             --            --
Executive officers and directors as a
  group (10 persons)(16)...............   1,927,443         2.9             --            --

---------------
  *  Less than 1%

 (1) Except as otherwise indicated, the address of each beneficial owner is in care of the Company at 420 North Mary Avenue, Sunnyvale, California 94086.

 (2) Except as indicated in the footnotes to this table, the Company believes that the persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock and/or Preferred Stock shown as beneficially owned by them, subject to community property laws, where applicable.

 (3) Calculations of percentages of beneficial ownership are based upon 51,292,300 shares of Common Stock and 12,536,363 shares of Series A Preferred Stock and Series G Preferred Stock outstanding (on an as-if-converted basis) as of March 31, 2000. Calculations assume the exercise by only the respective named stockholder of all options to purchase Common Stock or convertible securities beneficially held by such stockholder, if any, which are exercisable within 60 days of March 31, 2000, except as indicated in footnote (5) below.

 (4) Includes 3,629,000 shares of Common Stock that may be acquired at any time by Microsoft Corporation upon conversion of the 50,000 shares of Series A Preferred Stock currently held by it.

 (5) Includes 8,907,363 shares of Common Stock that may be acquired by General Motors Corporation upon conversion of the 1,500 shares of Series G Preferred Stock currently held by it. However, pursuant to a letter agreement (the "Letter Agreement") effective December 9, 1999, General Motors Corporation agreed not to exercise its right to convert shares of the Series G Preferred Stock into shares of the Company's Common Stock to the extent that the shares of Common Stock issuable upon conversion would exceed 19.99% of the outstanding shares of the Company's Common Stock as of December 9, 1999, pending stockholder approval. Does not include 2,969,121 shares of Common Stock that may be acquired by General Motors Corporation upon exercise of the warrant currently held by it to purchase an additional 500 shares of Series G Preferred Stock, and conversion of that stock to Common Stock. Pursuant to the Letter Agreement, General Motors Corporation has agreed not to exercise its warrant, pending stockholder approval. See Proposal No. 4.

 (6) Microsoft Corporation is entitled to vote 3,629,000 shares on an as-if-converted basis (or 28.9% of the voting preferred stock), and General Motors Corporation is entitled to vote 8,907,363 shares on an as-if-converted basis (or 71.1% of the voting preferred stock), but see footnote 5 above.

 (7) Includes 959,498 shares subject to stock options exercisable within 60 days of March 31, 2000.

 (8) Includes 299,792 shares subject to stock options exercisable within 60 days of March 31, 2000.

 (9) Includes 274,273 shares subject to stock options exercisable within 60 days of March 31, 2000.

(10) Includes 44,167 shares subject to stock options exercisable within 60 days of March 31, 2000.

(11) Does not include shares subject to stock options held by Mr. McCormick and exercised and sold within 60 days after his resignation from the Company, effective October 22, 1999.

(12) Includes 173,959 shares subject to stock options exercisable within 60 days of March 31, 1999.

(13) Includes 27,500 shares subject to stock options exercisable within 60 days of March 31, 1999. Mr. Strigl is not standing for reelection to the Board of Directors.

(14) Includes 135,614 shares subject to stock options exercisable within 60 days of March 31, 2000. Mr. Surace is a former officer of the Company.

(15) Includes 27,500 shares subject to stock options exercisable within 60 days of March 31, 2000.

(16) Includes 1,779,189 shares subject to stock options exercisable within 60 days of March 31, 2000 held by all executive officers and directors as a group as of March 31, 2000. Does not include shares or shares subject to stock options exercisable within 60 days of March 31, 2000, held by Kevin
     J. Surace, a former officer of the Company, or by Dennis F. Strigl, who is not standing for reelection to the Board of Directors, or any person who became an officer or director after March 31, 2000.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information concerning the total compensation of the Named Executive Officers for the years ended December 31, 1999, 1998 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM COMPENSATION
                                                       ANNUAL          ------------------------
                                                    COMPENSATION       RESTRICTED    SECURITIES
                                                --------------------      STOCK      UNDERLYING      ALL OTHER
      NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)   AWARD(S)($)   OPTIONS(#)   COMPENSATION($)
      ---------------------------        ----   ---------   --------   -----------   ----------   ---------------
Steven Markman, Ph.D.                    1999   $350,000          --       --              --              --
  Chairman, Chief Executive              1998    319,423    $273,000(1)     --        652,793              --
  Officer and President                  1997    301,154      90,000(2)     --             --              --
Mary E. Doyle                            1999    200,000          --       --         225,000              --
  Senior Vice President, Business
    Affairs,                             1998    196,615     100,000(1)     --        150,000              --
  General Counsel and Secretary          1997    180,692      53,055(2)     --         70,000          61,762(3)
Linda A. Hayes(4)                        1999    215,000          --       --         150,000              --
  Senior Vice President, Marketing       1998    234,150      75,100(1)     --        225,000              --
                                         1997     60,923      32,400(2)     --        130,000              --
Rose M. Marcario(5)                      1999     38,462      35,000(6)     --        350,000           6,401(7)
  Chief Financial Officer
Elena M. Morera                          1999    142,000          --       --         100,000              --
  Vice President, Human Resources        1998    139,647      42,600(1)     --         70,000              --
                                         1997    128,492      26,200(2)     --         50,000              --
Former Officers:
James P. McCormick(8)                    1999    187,850     468,075(9)     --             --         243,951(10)
  Chief Operating Officer and Chief      1998    201,750     107,500(1)     --        175,000              --
  Financial Officer                      1997    101,077      31,500(2)     --        200,000              --
Kevin J. Surace(11)                      1999    230,000     375,023(12)                   --         189,193(10)
  Executive Vice President, Business     1998    219,962     138,000(1)               200,000              --
  Development and Strategy               1997    192,442      57,221(2)     --         70,000              --

---------------
 (1) Includes bonuses earned in fiscal 1998 but paid in fiscal 1999.

 (2) Includes bonuses earned in fiscal 1997 but paid in fiscal 1998.

 (3) Represents payment for costs incurred in connection with Ms. Doyle's employment transition.

 (4) Ms. Hayes joined the Company in September 1997.

 (5) Ms. Marcario joined the Company in November 1999.

 (6) Includes a sign-on bonus paid in connection with Ms. Marcario's employment.

 (7) Represents payment for costs incurred in connection with Ms. Marcario's employment transition.

 (8) Mr. McCormick resigned from the Company in October 1999.

 (9) Represents a retention bonus paid pursuant to an agreement with the Company and a performance bonus earned and paid to Mr. McCormick in 1999. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Employment Contracts and Termination of Employment and Change-in-Control Arrangements" below.

(10) Represents gain realized in 1999 on sale of stock received upon exercise of stock options.

(11) Mr. Surace resigned as an officer of the Company in May 1999.

(12) Represents a retention bonus paid to Mr. Surace in 1999 pursuant to an agreement with the Company. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Employment Contracts and Termination of Employment and Change-in-Control Arrangements" below.

     The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the year ended December 31, 1999 to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS IN FISCAL 1999
                              ---------------------------------------------------
                                           % OF TOTAL                                 POTENTIAL REALIZABLE VALUE
                              NUMBER OF     OPTIONS                                    AT ASSUMED ANNUAL RATES
                              SECURITIES   GRANTED TO                                OF STOCK PRICE APPRECIATION
                              UNDERLYING   EMPLOYEES    EXERCISE OR                       FOR OPTION TERM(4)
                               OPTIONS     IN FISCAL    BASE PRICE     EXPIRATION    ----------------------------
            NAME              GRANTED(1)    YEAR(2)      ($/SH)(3)        DATE          5%($)          10%($)
            ----              ----------   ----------   -----------    ----------    -----------    -------------
Steven Markman, Ph.D. ......        --          --            --              --            --               --
Mary E. Doyle(5)............   150,000         5.7%       3.9375        03/17/09       371,440          941,304
Mary E. Doyle...............    75,000         2.8        3.9688        12/21/09       187,197          474,394
Linda A. Hayes(5)...........   150,000         5.7        3.9375        03/17/09       371,440          941,304
Rose M. Marcario............   350,000        13.3        1.9380        11/08/09       426,579        1,081,036
Elena M. Morera(5)..........   100,000         3.8        3.9375        03/17/09       247,627          627,536
Former Officers:
James P. McCormick..........        --          --            --              --            --               --
Kevin J. Surace.............        --          --            --              --            --               --

---------------
(1) Generally, options granted in 1999 under the Amended and Restated 1990 Stock Option Plan vest at the rate of 1/4th on the first anniversary of the date of grant and 1/48th per month thereafter for each full month of the continued employment of the option holder.

(2) The total number of shares subject to options granted to employees in fiscal 1999 was 2,641,500, which number includes options granted to employee directors, but excludes options granted to nonemployee directors and consultants.

(3) All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.

(4) Potential gains are net of exercise price, but before taxes associated with the exercise. These amounts represent certain hypothetical gains based on assumed rates of appreciation, based on the Securities and Exchange Commission's rules, and do not represent the Company's estimate or projection of future Common Stock prices. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company, overall market conditions and the continued employment of the option holders through the vesting period. The amounts reflected in this table may not be achieved.

(5) Options granted to these Named Executive Officers under the Amended and Restated 1990 Stock Option Plan vest at the rate of 1/24th per month for each full month of the continued employment of the option holder, commencing March 12, 1999.

     The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock during the year ended December 31, 1999, and unexercised options held as of December 31, 1999, by the Named Executive Officers:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED             IN-THE-MONEY
                             SHARES                      OPTIONS AT 12/31/99(1)        OPTIONS AT 12/31/99(2)
                           ACQUIRED ON      VALUE      ---------------------------   ---------------------------
          NAME              EXERCISE     REALIZED(3)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             -----------   -----------   -----------   -------------   -----------   -------------
Steven Markman, Ph.D. ...         --            --       813,374        589,419       $628,388       $145,013
Mary E. Doyle............         --            --       235,210        309,790        221,083         83,584
Linda A. Hayes...........         --            --       208,031        296,969        167,231        101,505
Rose M. Marcario.........         --            --            --        350,000             --        677,950
Elena M. Morera..........         --            --       135,417        134,583        138,956         56,344
Former Officers:
James P. McCormick.......    200,000       243,951        43,750             --             --             --
Kevin J. Surace..........     70,614       189,193       211,886        137,500        177,396             --

---------------
(1) Includes options granted at an exercise price greater than the per share closing price of $3.875, as reported on the Nasdaq National Market, on December 31, 1999.

(2) Based on the per share closing price of $3.875 on December 31, 1999, as reported on the Nasdaq National Market, less the exercise price, multiplied by the number of shares underlying the options.

(3) Based on the sale price of the Company's Common Stock on the exercise date, less the exercise price, multiplied by the number of shares underlying the options.

COMPENSATION OF DIRECTORS

     Each eligible outside director, who is not an employee of the Company or of any parent or subsidiary corporation of the Company and was a director at time of disbursement was entitled to receive the following amounts of cash compensation for his or her services as a director of the Company: (i) $10,000 per year, payable on the last day of the Company's fiscal year, and (ii) $1,000 or $500 for each regular or special meeting attended by the eligible outside director in person or by telephone, respectively (the "Directors Compensation Plan"). In addition, each eligible outside director was entitled to reimbursement of travel expenses reasonably incurred by him or her in connection with attending any regular or special meeting of the Board of Directors. Furthermore, the 1994 Outside Directors Stock Option Plan (the "Directors Stock Option Plan") provides for automatic initial and annual grants of nonqualified stock options to directors of the Company who are not employees of the Company or of any affiliated corporation. For purposes of the foregoing, any non-employee director will be ineligible to participate either in the Directors Compensation Plan or in the Directors Stock Option Plan if the director's employer is a stockholder of the Company or an affiliated corporation of a stockholder of the Company, or if the director's employer holds a technology license from the Company or is an affiliated corporation of such license holder. During the fiscal year ended December 31, 1999, each of Messrs. Kalogris, Knell, Pieper and Strigl and Ms. Swenson received under the Directors Stock Option Plan an annual option grant for 10,000 shares of Common Stock. Additionally, during 1999 Mr. Knell received an individual stock option grant for 25,000 shares outside of the Directors Stock Option Plan. Mr. Huber is ineligible to participate under both the Directors Compensation Plan and the Directors Stock Option Plan.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     In September 1996, the Company entered into an employment agreement with Steven Markman commencing September 19, 1996. The employment agreement was amended in December 1997 and in October 1999 (together with the employment agreement, the "Employment Agreement"). The Employment

Agreement provides that Dr. Markman serve as the Company's Chairman of the Board of Directors, President and Chief Executive Officer for an annual salary of $300,000, subject to annual review by the Board of Directors, and during the first twelve months of his employment, a guaranteed bonus of not less than twenty percent (20%) of his then-current salary. The Employment Agreement further provides that Dr. Markman will be eligible to receive an annual bonus and that his target eligibility will be 80% of his base rate of pay. In accordance with the Employment Agreement, the Company granted Dr. Markman options for 750,000 shares of the Company's Common Stock. In addition, as further required by his Employment Agreement, the Company granted Dr. Markman the right to purchase up to 135,000 restricted shares of the Company's Common Stock at a price of $0.10 per share. Dr. Markman exercised this right in March 1997. 67,500 of the restricted shares vested in September 1997 and the remaining 67,500 shares vested in September 1998. As permitted under the Employment Agreement, Dr. Markman surrendered 22,562 and 23,584 shares of Common Stock of the Company in September 1997 and September 1998, respectively, in satisfaction of the income and employment tax withholding obligations arising upon the vesting of the restricted shares. Either party may terminate the Employment Agreement at any time, provided that, if prior to September 19, 2000, the Company terminates Dr. Markman's employment other than for "cause" (and not as a result of his death or "disability" (as defined in the agreement)) or Dr. Markman resigns for "good reason" (as defined in the agreement), then (i) Dr. Markman will be entitled to receive his final salary rate until September 19, 2000, provided such period of salary continuance will not be less than one year or more than two years, as well as any bonus he would otherwise have earned in the year of his termination, and (ii) all restricted stock and all stock options previously granted to Dr. Markman by the Company will continue to vest during the period of salary continuance, and such stock options will remain exercisable for a period of 18 months following the later of the date Dr. Markman is terminated as the Company's Chief Executive Officer or the date of such option vesting. If Dr. Markman's employment is terminated by the Company without cause or if Dr. Markman resigns for good reason during the period beginning 30 days prior to the first public announcement that the Company has entered into an agreement that results in a change in control (as defined in the agreement) and ending one year following the change in control, then Dr. Markman is entitled to the same benefits described in the preceding sentence, except that the period of salary continuance shall be no less than two years and except that all of his unvested outstanding stock options will immediately vest.

     In August 1997, the Company entered into a letter agreement with Linda A. Hayes. The employment letter provides that Ms. Hayes serve as the Company's Vice President, Marketing, for an annual salary of $180,000. The agreement also provides that Ms. Hayes is eligible to participate in the Company's bonus plan, with an initial target eligibility of 36% of her base pay. The bonus for the second half of 1997 and first half of 1998 was guaranteed in the amount of $64,800. In accordance with her letter agreement, the Company granted Ms. Hayes options for 130,000 shares of the Company's Common Stock, twenty percent of which vested 90 days following her date of employment. Upon a "transfer of control" (as defined in the Company's standard form of stock option agreement), all of the shares subject to this option will become fully vested and exercisable as of the date ten days prior to the date of the transfer of control.

     In February 1999, the Company entered into a retention agreement with James
P. McCormick. The agreement provided that Mr. McCormick serve as the Company's Chief Operating Officer and Chief Financial Officer through August 19, 1999. Under the agreement, upon the occurrence of a performance milestone, a total of 60,000 unvested shares subject to certain outstanding options vested in full. In addition, as of August 19, 1999, an additional 60,834 unvested shares subject to certain outstanding options vested, and Mr. McCormick received a retention bonus in an amount equal to $200,000, net of any applicable federal and state income taxes and any applicable employment taxes. In connection with Mr. McCormick's resignation from the Company in October 1999, the Company agreed to pay him an additional retention bonus equal to a pro rata share of his 1999 bonus under the Employee Incentive Bonus Plan at 100% of target.

     In February 1999, the Company entered into a retention agreement with Kevin
J. Surace. The agreement provided that Mr. Surace serve as the Company's Executive Vice President of Business Development and Strategy. The agreement was amended by a letter agreement dated May 24, 1999, whereby Mr. Surace resigned as an executive officer of the Company, effective May 17, 1999 and assumed a part-time position with the Company as Advisor, Business Development and Strategy, effective August 7, 1999. Under the agreement, as amended, upon the occurrence of a performance milestone, a total of 60,000 unvested shares subject to certain outstanding options vested in full. Also pursuant to the agreement, as amended, on August 7, 1999 an additional 48,125 unvested shares subject to certain outstanding options vested, and Mr. Surace received a retention bonus in an amount equal to $200,000, net of any applicable federal and state income taxes and any applicable employment taxes. The agreement, as amended, provides that from May 17, 1999 through May 5, 2000, Mr. Surace will be compensated at his base rate of pay in effect as of May 17, 1999, less applicable taxes, and will be eligible to participate in the Company's benefit programs, but will not be eligible to participate in the Employee Incentive Bonus Plan for 1999 or thereafter, or the Company's life, accident and long-term disability insurance programs or to accrue paid time off benefits. The agreement, as amended, further provides for payment of a fee in the amount of 1% of the consideration received by the Company or its stockholders in the event the Company concludes a private placement of the Company's equity securities, a sale, merger, consolidation or other business combination or a joint venture with a partner actively engaged by Mr. Surace in significant discussions on or before May 5, 2000.

     In October 1999, the Company entered into a letter agreement with Rose M. Marcario. The agreement provides that Ms. Marcario serve as the Company's Senior Vice President, Finance and Administration, and Chief Financial Officer for an annual salary of $250,000 and an annual bonus of up to 50% of her base pay. Ms. Marcario also received a one-time sign-on bonus of $35,000 and relocation expenses in an amount up to $35,000 under the letter agreement. In accordance with the letter agreement, the Company granted Ms. Marcario options to purchase 350,000 shares of the Company's Common Stock. If the Company terminates Ms. Marcario's employment prior to the end of her first twelve months of service with the Company for any reason (other than just cause, or upon her death, disability or voluntary resignation), Ms. Marcario will receive her base salary for the remaining balance of the twelve-month period, but not for less than six months from the date of her termination.

     In April 1998, the Board of Directors authorized the Company to adopt a Change of Control Plan (the "Plan") for all of its employees, including the executive officers other than Dr. Markman, which provides for the payment of certain severance benefits in the event of a change of control in the beneficial ownership of the Company (as defined in the Plan). The Plan provides that in the event of a change of control in which the employees' stock options are not assumed or substituted for by the acquiring corporation, such options will become fully vested and exercisable as of a date prior to the change of control. In addition, the Plan provides that severance benefits will be payable to the employees upon the occurrence of both of the following: (1) a change of control of the Company, and (2) within twelve months after the change of control, the involuntary termination of such individual's employment by the Company other than for "cause" or the voluntary termination of such individual's employment by such individual for "good reason" (as those terms are defined in the Plan). Upon the occurrence of the events described in the preceding sentence, each executive officer other than Dr. Markman will be entitled to receive the following benefits: (a) a lump sum cash payment equal to the sum of (i) his or her then-effective annual base salary, plus (ii) 100% of his or her bonus at the "on-target" level for the year in which the termination occurs, and (b) full accelerated vesting of any options to purchase shares of the Company's Common Stock.

     In September 1999, the Compensation Committee of the Board of Directors authorized payment of a retention bonus to each employee of the Company, other than Messrs. McCormick and Surace and the Chief Executive Officer, equivalent to one month's base salary, less applicable withholding, payable January 14, 2000, provided such employee was employed as of December 31, 1999, and an additional month's base salary, less applicable withholding, payable April 7, 2000, provided such employee was employed through March 31, 2000.

     In September 1999, the Compensation Committee authorized the Company to enter into severance agreements with executives of the Company at the vice president level as of that date, other than Mr. McCormick, providing for payment of six (6) months of base salary in the event of involuntary termination other than for cause. As of March 31, 2000, only Ms. Doyle, Ms. Hayes and Ms. Morera were eligible for this benefit.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In November 1999, for consideration totaling $20.0 million, the Company entered into a Development and License Agreement with General Motors Corporation, by and through its OnStar Division ("General Motors"), together with a Series G Preferred Stock and Warrant Purchase Agreement (the "Stock Purchase Agreement") pursuant to which General Motors purchased (i) 1,500 shares of the Company's Series G Preferred Stock and (ii) a warrant (the "Warrant") to purchase up to an additional 500 shares of Series G Preferred Stock. The Series G Preferred Stock is convertible into 8,907,363 shares of Common Stock, subject to adjustment in certain circumstances, or approximately 22% of the outstanding Common Stock of the Company immediately after the transaction and approximately 18% of the outstanding Common Stock as of March 6, 2000. The Warrant is exercisable for Series G Preferred Stock, which in turn is convertible into up to 2,969,121 shares of Common Stock, subject to adjustment in certain circumstances, or up to an additional approximately 7% of the outstanding Common Stock of the Company immediately after the transaction and up to an additional approximately 6% of the outstanding Common Stock as of March 6, 2000. Under a letter agreement dated as of December 9, 1999, the closing date of the transaction, General Motors agreed not to exercise or permit a transferee to exercise the right to convert shares of the Series G Preferred Stock into shares of the Company's Common Stock to the extent that the shares of Common Stock issuable upon conversion would exceed 19.99% of the outstanding shares of the Company's Common Stock as of December 9, 1999 unless the Company first obtains
(i) the approval of its stockholders or (ii) a written opinion of outside counsel to the Company that stockholder approval of the issuance of the Company's Common Stock (or securities convertible into Common Stock) in excess of 19.99% of the outstanding shares of Common Stock or voting power of the Company as of December 9, 1999 is not required under applicable Nasdaq regulations and NASD Rule 4460(i). General Motors also agreed not to exercise or allow a transferee to exercise the Warrant unless the Company obtains (i) such stockholder approval or (ii) such written opinion. The Company must use its reasonable best efforts to obtain such stockholder approval or such written opinion. If the Company fails to obtain the approval of its stockholders or an opinion of counsel reasonably satisfactory to General Motors, then the Company must, at the absolute discretion of the Company, either (i) pay to General Motors $7 million in cash, or (ii) pay to General Motors $3.5 million in cash and credit $3.5 million against amounts then owed or next owing by General Motors to the Company. In connection with the sale of Series G Preferred Stock, General Motors was granted certain registration rights. General Motors was also granted the right to elect one member of the Company's Board of Directors, and in December 1999 appointed Chester A. Huber, Jr. to the Board of Directors.

     In June 1998, the Company entered into an agreement with Brooks Fiber Communications ("BFC") pursuant to which BFC provides telecommunications services to the Company. Under the agreement, the Company paid an $8,000 installation fee and agreed to pay approximately $13,000 per month in usage fees until June 2003. In March 1999, the Company entered into an agreement with WorldCom Technologies, Inc. ("WTI") pursuant to which WTI will provide Internet telecommunications services to the Company. Under the agreement, the Company paid a $3,000 start-up fee, $6,000 per month for the first twelve months of the two-year term, and $10,800 per month for the remaining twelve months of the two-year term. BFC and WTI are wholly-owned subsidiaries of MCI WorldCom, Inc. Philip D. Knell, a director of the Company, is President and General Manager of MCI WorldCom Conferencing.

     The Company has entered into indemnification agreements with each of its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance if available on reasonable terms. The Company maintains an insurance policy covering officers and directors of the Company under which the insurer has agreed to pay the amount of any claim made against the officers or directors of the Company that such officers or directors may otherwise be required to pay or for which the Company is required to indemnify such officers and directors, subject to certain exclusions and conditions. The policy has a coverage limit of $15,000,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with during fiscal 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, the Compensation Committee consisted of Ms. Swenson and Mr. Knell. No member of the committee is a current or former officer or employee of the Company or has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is comprised of two non-employee directors, Ms. Swenson and Mr. Knell. The Committee is responsible for setting and administering policies and plans governing compensation of executive officers, including the annual Employee Incentive Bonus Plan and the Amended and Restated 1990 Stock Option Plan. In addition, the Committee reviews compensation levels of other management level employees, evaluates the performance of management and reviews other compensation-related issues.

COMPENSATION PHILOSOPHY

     The Company applies a consistent compensation philosophy for all of its employees, including its executive officers. The Company's compensation policy is designed to enable the Company to attract, retain and reward executive officers who are likely to contribute to the long-term success of the Company. The Committee believes that a strong correlation should exist between executive compensation, business objectives and overall Company performance, and seeks to design its total compensation package to elicit the highest degree of productivity and commitment from all executive officers. Equity-based compensation is also extremely important to the Committee because it enables employees, including executive officers, to identify more closely with the Company and aligns their interests with those of the Company's stockholders. The Committee believes that this fosters a strong employee interest in increasing stockholder value through the appreciation of the Company's Common Stock.

COMPONENTS OF COMPENSATION

     There are three components of the Company's executive compensation program which support the goal of aligning compensation with the value created for the Company's stockholders while providing incentives to further the Company's strategic objectives: base salary, performance-based bonuses and stock options.

  Base Salary

     The Committee strives to offer salaries to its executive officers that are competitive with salaries offered by companies of similar size, complexity and market capitalization in the high technology industry in Silicon Valley. Base salaries are reviewed on an annual basis and are subject to adjustment based upon the individual's contribution to the Company and changes in salary levels offered by comparable companies. In determining the salaries of the executive officers, the Committee considers information provided by the Company's Vice President of Human Resources, as well as salary surveys, including those prepared by Radford Associates, an employment compensation consulting firm, and similar data available from independent sources. In preparing the performance graph set forth in the section entitled "COMPARISON OF STOCKHOLDER RETURN," the Company has selected the Hambrecht & Quist Total Return Technology Index as its published industry index; however, the companies included in the Company's salary surveys are not necessarily those included in this index, because companies in the index may not compete with the Company for executive talent, and companies which do compete for executive officers may not be publicly traded.

     In December 1999, the Committee approved a merit increase of approximately 20% and an increase in the target bonus from 30% to 40%, effective October 1, 1999, for the Company's Vice President of Human Resources, Elena M. Morera. This adjustment was based upon Ms. Morera's contributions to the Company and changes in salary levels offered by comparable companies to executive officers in comparable positions. In determining this adjustment, the Committee considered salary surveys, including those prepared by Radford Associates, and similar data available from independent sources. The last salary increases for the Named Executive Officers other than Ms. Morera were granted in connection with the promotions of Mr. McCormick to Chief Operating Officer in February 1999, of Ms. Hayes to Senior Vice President in August 1998, and of Mr. Surace to Executive Vice President, also in August 1998. These increases, which ranged from approximately 4.5% to 7.5%, were based upon the increased levels of responsibility and performance expected of each officer, the contributions of each officer to the Company and salary levels offered by comparable companies to executive officers in comparable positions. In determining these adjustments, the Committee considered information provided by the Company's Vice President of Human Resources and an executive compensation consultant, as well as salary surveys, including those prepared by Radford Associates, and similar data available from independent sources. No other adjustments to base salary were approved for executive officers of the Company during 1999.

  Bonuses

     Target amounts of cash bonuses for each executive officer under the Company's Employee Incentive Bonus Plan are reviewed annually by the Committee. Target bonuses in 1999 under the plan for executive officers other than the Chief Executive Officer, as of the end of the year, represented between approximately 40% and 60% of annual salary. Executive officers other than the Chief Executive Officer are eligible for the target bonus based on the Company's achievement of Company performance targets, which in 1999 was achievement of net income (loss) goals. Based on the Company's 1999 performance, bonuses would have been payable to executive officers at a percentage of target. However, with the approval of the Committee, the executive officers of the Company as of January 2000, including the Chief Executive Officer but excluding the Chief Financial Officer (who was not eligible for a 1999 bonus), voluntarily forfeited payment of a bonus under the Employee Incentive Bonus Plan in order to fund in part the payment of bonuses to the Company's non-executive employees at 100% of target.

  Equity Incentives

     The Committee believes that employee equity ownership is highly motivating, provides a major incentive to employees in building stockholder value and serves to align the interests of employees with the interests of the Company's stockholders. In determining the amount of equity compensation to be awarded to executive officers in any fiscal year, the Committee considers the position of the officer, the current stock ownership of the officer, the stock ownership of other officers of the Company, the number of shares which continue to be subject to vesting under outstanding options, the compensation paid by other similarly situated companies to their executive officers and the expected future contribution of the officer to the Company's performance. The Committee gives primary weight to the officer's position and expected future contributions.

     The Committee has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. To enable the Company to grant sufficient options to attract and retain key officers, the Committee amended the 1990 Stock Option Plan in November 1996 to eliminate a limitation on the maximum aggregate number of shares for which options could be granted to any employee in any fiscal year which would have enabled compensation related to options granted under the plan to be exempt from the effects of Section 162(m). Therefore, options granted thereafter under the 1990 Stock Option Plan will not be exempt from the deduction limitation. In making this amendment the Committee considered that in light of the Company's cumulative net operating loss carry forward it was unlikely that the Company would have a benefit for the foreseeable future from the deduction, if any, resulting from excess compensation realized upon the exercise of executive officers' options. The Committee does not believe that, in general, other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility under applicable tax laws as practicable.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Company and Dr. Markman entered into an employment agreement in September 1996 following arms-length negotiations and approval by the Committee. Under the agreement, Dr. Markman is entitled to an annual salary of $300,000, subject to annual review by the Board of Directors, and is eligible to receive an annual bonus targeted at 80% of his annual base rate of pay. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Employment Contracts and Termination of Employment and Change-in-Control Arrangements." In January 1999, the Committee determined to increase Dr. Markman's annual base compensation for the fiscal year 1999 to $350,000, effective September 1998. With the approval of the Committee, Dr. Markman voluntarily forfeited payment of any bonus in order to fund in part the payment of bonuses to the Company's non-executive employees at 100% of target.

                                          COMPENSATION COMMITTEE

                                          Susan G. Swenson
                                          Philip D. Knell

                        COMPARISON OF STOCKHOLDER RETURN

     Set forth below is a line graph comparing the annual cumulative total return on the Company's Common Stock with the annual cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) ("Nasdaq US") and the H&Q Total Return Technology Index ("H&Q Index") for the period commencing on February 9, 1995(1) and ending on December 31, 1999(2).

          COMPARISON OF CUMULATIVE TOTAL RETURN FROM FEBRUARY 9, 1995,
                           THROUGH DECEMBER 31, 1999
                  GENERAL MAGIC, INC., NASDAQ US AND H&Q INDEX

                               PERFORMANCE GRAPH

                                                      GENERAL MAGIC           CHASE H&Q TECHNOLOGY      NASDAQ STOCK MARKET -U.S.
                                                      -------------           --------------------      -------------------------
2/9/1995                                                 100.00                      100.00                      100.00
Feb-95                                                   130.36                      101.68                      101.22
Mar-95                                                    96.43                      106.34                      104.23
Apr-95                                                    99.11                      114.30                      107.51
May-95                                                    80.36                      118.40                      110.29
Jun-95                                                    96.43                      132.65                      119.22
Jul-95                                                   119.64                      144.76                      127.97
Aug-95                                                   116.96                      146.42                      130.57
Sep-95                                                   105.36                      149.92                      133.58
Oct-95                                                    90.18                      152.02                      132.81
Nov-95                                                    75.89                      150.15                      135.92
Dec-95                                                    75.89                      141.99                      135.21
Jan-96                                                    71.43                      144.09                      135.88
Feb-96                                                    51.79                      151.31                      141.06
Mar-96                                                    41.96                      144.72                      141.54
Apr-96                                                    41.07                      164.73                      153.26
May-96                                                    53.57                      167.21                      160.29
Jun-96                                                    47.32                      155.03                      153.07
Jul-96                                                    32.14                      139.10                      139.44
Aug-96                                                    29.46                      147.51                      147.26
Sep-96                                                    30.36                      164.57                      158.52
Oct-96                                                    21.43                      162.21                      156.76
Nov-96                                                    20.54                      181.34                      166.49
Dec-96                                                    16.52                      176.47                      166.35
Jan-97                                                    11.16                      195.37                      178.16
Feb-97                                                     8.48                      179.42                      168.30
Mar-97                                                     8.04                      168.21                      157.33
Apr-97                                                     7.59                      174.43                      162.23
May-97                                                    12.05                      200.69                      180.60
Jun-97                                                    14.29                      202.46                      186.15
Jul-97                                                    15.18                      235.03                      205.77
Aug-97                                                    12.50                      235.70                      205.47
Sep-97                                                    15.63                      245.37                      217.66
Oct-97                                                    16.96                      219.16                      206.31
Nov-97                                                    12.50                      216.87                      207.41
Dec-97                                                     9.82                      206.89                      203.83
Jan-98                                                     9.82                      220.16                      210.28
Feb-98                                                    16.07                      246.34                      230.06
Mar-98                                                    29.46                      250.51                      238.55
Apr-98                                                    57.14                      260.26                      242.57
May-98                                                    75.00                      241.27                      229.10
Jun-98                                                    87.95                      256.47                      245.10
Jul-98                                                    57.14                      253.23                      242.24
Aug-98                                                    39.29                      199.15                      194.36
Sep-98                                                    48.21                      227.98                      221.34
Oct-98                                                    41.07                      247.20                      230.89
Nov-98                                                    37.95                      276.59                      254.25
Dec-98                                                    35.94                      321.81                      287.23
Jan-99                                                    42.41                      365.83                      329.00
Feb-99                                                    35.04                      325.29                      299.51
Mar-99                                                    25.89                      350.48                      321.29
Apr-99                                                    38.39                      363.70                      330.33
May-99                                                    26.34                      368.70                      322.72
Jun-99                                                    25.22                      415.09                      351.53
Jul-99                                                    21.43                      409.42                      346.42
Aug-99                                                    17.41                      429.34                      360.14
Sep-99                                                    13.62                      439.12                      359.55
Oct-99                                                    11.83                      485.21                      385.68
Nov-99                                                    18.53                      567.18                      426.83
Dec-99                                                    27.68                      718.71                      518.91

---------------
(1) The Company's initial public offering commenced on February 10, 1995. For purposes of this presentation, the Company has assumed that its initial offering price of $14.00 would have been the closing sales price on February 9, 1995, the day prior to commencement of trading.

(2) Assumes that $100.00 was invested on February 9, 1995, in the Company's Common Stock at the Company's initial offering price of $14.00 and at the closing sales price for each index on that date and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 420 North Mary Avenue, Sunnyvale, California 94086, not later than January 29, 2001, and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ MARY E. DOYLE
                                          MARY E. DOYLE
                                          Secretary

May 30, 2000

                                                                      APPENDIX A

            CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

     General Magic, Inc., a Delaware corporation (the "Corporation"), hereby certifies:

     1. That the Corporation's Board of Directors has duly adopted the following resolution:

     RESOLVED, that the text of Article Fourth (A) of the Company's Certificate of Incorporation will be amended to read as follows:

     "A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Fifty Million Five Hundred Thousand (150,500,000), consisting of:

     (1) Five Hundred Thousand (500,000) shares of Preferred Stock, par value one-tenth of one cent ($.001) per share (the "Preferred Stock"); and

     (2) One Hundred Fifty Million (150,000,000) shares of Common Stock, par value one-tenth of one cent ($.001) per share (the "Common Stock")."

     2. That the proposed amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     The Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by the President and Chief Executive Officer and
attested to by its Secretary this      day of June 2000.

                                          GENERAL MAGIC, INC.

                                          By:
                                            ------------------------------------
                                                       Steven Markman
                                               President and Chief Executive
                                                           Officer

Attest:

---------------------------------------------------------
       Mary E. Doyle, Secretary

                                                                      APPENDIX B



                              GENERAL MAGIC, INC.

                             2000 STOCK OPTION PLAN


                             ADOPTED APRIL 14, 2000
                     APPROVED BY SHAREHOLDERS JUNE __, 2000
                        TERMINATION DATE: APRIL 13, 2010


1.      PURPOSES.

        (a) ELIGIBLE OPTION RECIPIENTS. The persons eligible to receive Options are the Employees, Directors and Consultants of the Company and its Affiliates.

        (b) AVAILABLE OPTIONS. The purpose of the Plan is to provide a means by which eligible recipients of Options may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following
Options: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options.

        (c) GENERAL PURPOSE. The Company, by means of the Plan, seeks to attract, retain and motivate its employees, directors and consultants, and to further align their interests with those of the stockholders of the Company by providing for or increasing the proprietary interests of such persons in the Company and its Affiliates.

2.      DEFINITIONS.

        (a) "AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b) "BOARD" means the Board of Directors of the Company.

        (c) "CODE" means the Internal Revenue Code of 1986, as amended.

        (d) "COMMITTEE" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

        (e) "COMMON STOCK" means the common stock of the Company.

        (f) "COMPANY" means General Magic, Inc., a Delaware corporation.

        (g) "CONSULTANT" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.



                                       1.

        (h) "CONTINUOUS SERVICE" means that the Optionholder's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Optionholder's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

        (i) "DIRECTOR" means a member of the Board of Directors of the Company.

        (j) "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (k) "EMPLOYEE" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (m) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

        (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the average of the high and low sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

               (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (o) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to



                                       2.

which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (p) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (q) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (r) "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

        (s) "OPTION AGREEMENT" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (t) "OPTIONHOLDER" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (u) "PLAN" means this General Magic, Inc. 2000 Stock Option Plan.

        (v) "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (w) "SECURITIES ACT" means the Securities Act of 1933, as amended.

        (x) "TEN PERCENT SHAREHOLDER" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.      ADMINISTRATION.

        (a) ADMINISTRATION BY BOARD. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b) POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (i) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; what type or combination of types of Option shall be granted; the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to an Option; and the number of shares of Common Stock with respect to which an Option shall be granted to each such person.

               (ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the



                                       3.

exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (iii)  To amend the Plan or an Option as provided in Section 11.

               (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        (c)    DELEGATION TO COMMITTEE.

               (i) GENERAL. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

               (ii) COMMITTEE COMPOSITION WHEN COMMON STOCK IS PUBLICLY TRADED. In the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Options to eligible persons who are not then subject to Section 16 of the Exchange Act.

        (d) EFFECT OF BOARD'S DECISION. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.      SHARES SUBJECT TO THE PLAN.

        (a) SHARE RESERVE. Subject to the provisions of Section 10 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Options shall not exceed in the aggregate two million five hundred fifty thousand (2,550,000) shares of Common Stock.

        (b) REVERSION OF SHARES TO THE SHARE RESERVE. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

        (c) SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.



                                       4.

5.      ELIGIBILITY.

        (a) ELIGIBILITY FOR SPECIFIC OPTIONS. Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted to Employees, Directors and Consultants.

        (b) TEN PERCENT SHAREHOLDERS. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c)    CONSULTANTS.

               (i) A Consultant shall not be eligible for the grant of an Option if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

               (ii) Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer's parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

6.      OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a) TERM. Subject to the provisions of subsection 5(b) regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b) EXERCISE PRICE OF AN INCENTIVE STOCK OPTION. Subject to the provisions of subsection 5(b) regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the



                                       5.

foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c) EXERCISE PRICE OF A NONSTATUTORY STOCK OPTION. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted; provided, however, that the Board may grant one or more Nonstatutory Stock Options having an exercise price less than eighty-five percent (85%) but not less than fifty percent (50%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted to persons otherwise eligible under the Plan who are not Officers or Directors of the Company or whose transactions in Common Stock are subject to Section 16 of the Exchange Act. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (d) CONSIDERATION. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

        In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

        (e) TRANSFERABILITY OF AN INCENTIVE STOCK OPTION. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (f) TRANSFERABILITY OF A NONSTATUTORY STOCK OPTION. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock



                                       6.

Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (g) VESTING GENERALLY. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        (h) TERMINATION OF CONTINUOUS SERVICE. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

        (i) EXTENSION OF TERMINATION DATE. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

        (j) DISABILITY OF OPTIONHOLDER. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

        (k) DEATH OF OPTIONHOLDER. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's



                                       7.

Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

        (l) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.      COVENANTS OF THE COMPANY.

        (a) AVAILABILITY OF SHARES. During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

        (b) SECURITIES LAW COMPLIANCE. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act or other applicable securities law the Plan, any Option or any Common Stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Options unless and until such authority is obtained.

8.      USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of Common Stock pursuant to Options shall constitute general funds of the Company.

9.      MISCELLANEOUS.

        (a) ACCELERATION OF EXERCISABILITY AND VESTING. The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

        (b) SHAREHOLDER RIGHTS. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such



                                       8.

Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

        (c) NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Option was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee for any reason or no reason, with or without notice and with or without cause,
(ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d) INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        (e) INVESTMENT ASSURANCES. The Company may require an Optionholder, as a condition of exercising or acquiring Common Stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring Common Stock subject to the Option for the Optionholder's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (f) WITHHOLDING OBLIGATIONS. To the extent provided by the terms of an Option Agreement, the Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition



                                       9.

of Common Stock under the Option, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

        (g) INFORMATION OBLIGATION. The Company shall deliver to Participants at least annually financial statements and other reports filed with the Securities and Exchange Commission pursuant to the requirements of the Exchange Act.

10.     ADJUSTMENTS UPON CHANGES IN STOCK.

        (a) CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the nature, class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a), and the outstanding Options will be appropriately adjusted in the nature, class(es) and number of securities and price per share of Common Stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b) DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to such event.

        (c) ASSET SALE, MERGER, CONSOLIDATION OR REVERSE MERGER. In the event of
(i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (individually, a "Corporate Transaction"), then any surviving corporation or acquiring corporation shall assume or continue any Options outstanding under the Plan or shall substitute similar options (including an option to acquire the same consideration paid to the shareholders in the Corporate Transaction for those outstanding under the
Plan). In the event any surviving corporation or acquiring corporation refuses to assume or continue such Options or to substitute similar options for those outstanding under the Plan, then with respect to Options held by Optionholders whose Continuous Service has not terminated, the vesting of such Options (and, if applicable, the time during which such Options may be exercised) shall be accelerated in full, and the Options shall terminate if not exercised at or prior to the Corporate Transaction. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised at or prior to the Corporate Transaction.

11.     AMENDMENT OF THE PLAN AND OPTIONS.

        (a) AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the



                                      10.

Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        (b) SHAREHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of
Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c) CONTEMPLATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d) NO IMPAIRMENT OF RIGHTS. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

        (e) AMENDMENT OF OPTIONS. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

12.     TERMINATION OR SUSPENSION OF THE PLAN.

        (a) PLAN TERM. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth
(10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

13.     EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as determined by the Board, but no Option shall be exercised unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

14.     CHOICE OF LAW.

        The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.



                                      11.

                                     PROXY

                              GENERAL MAGIC, INC.

               420 NORTH MARY AVENUE, SUNNYVALE, CALIFORNIA 94086

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Steven Markman and Rose M. Marcario (the "Proxies"), and each of them, each with the power to appoint a substitute, and hereby authorizes each of them to represent and vote as designated on the reverse side all the shares of common and preferred stock of General Magic, Inc. (the "Company") held of record by the undersigned on May 10, 2000, at the Annual Meeting of Stockholders to be held on June 22, 2000, at 2:00 p.m., local time, at The Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California, or any adjournment thereof.

SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
  SIDE                                                               SIDE

     Please mark
[X]  votes as in
     this example.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR Proposal Nos. 1, 2, 3, 4 and 5.

     1.  ELECTION OF DIRECTORS.

                         FOR        WITHHELD
                    [ ]  ALL    [ ] FROM ALL
                       NOMINEES     NOMINEES

         Nominees:

         COMMON STOCK DIRECTORS: Steven Markman, Ph.D., Elizabeth A. Fetter,
                                 Philip D. Knell, Tom D. Seip, Susan G. Swenson
         SERIES G DIRECTOR:      Chester A. Huber, Jr.

         Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below. Only holders of the Company's Series G Preferred Stock are entitled to vote on the election of the Series G Director.


                                                          MARK HERE
         [ ]                                             FOR ADDRESS [ ]
             --------------------------------------       CHANGE AND
             For all nominees except as noted above       NOTE BELOW


                                                        FOR  AGAINST  ABSTAIN

     2.  To approve the amendment of the Company's      [ ]    [ ]      [ ]
         Amended Certificate of Incorporation to
         increase the number of authorized shares of Common Stock thereunder from 100,000,000 shares to 150,000,000 shares.

     3.  To approve the adoption of the General         [ ]    [ ]      [ ]
         Magic, Inc. 2000 Stock Option Plan (the
         "Plan") and to authorize the reservation of 2,550,000 shares of Common Stock for issuance under the Plan.

     4.  To approve the issuance of those shares of     [ ]    [ ]      [ ]
         the Company's Common Stock (or securities convertible into Common Stock) equal to 20% or more of the outstanding Common Stock or voting power before the issuance of the Series G Convertible Preferred Stock upon
         (i) the conversion of the Company's
         Series G Convertible Preferred Stock and
         (ii) the exercise of a warrant for the
         purchase of shares of the Company's Series
         G Convertible Preferred Stock.

     5.  To ratify the appointment of KPMG LLP          [ ]    [ ]      [ ]
         as the independent auditors of the
         Company for the fiscal year ending
         December 31, 2000.

     5.  At their discretion, the Proxies are
         authorized to vote upon such other business as may properly come before the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name, by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:             Date:           Signature:              Date:
          ------------      ----------           -------------      -----------